Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-105058 on Form S-8 of our report dated April 2, 2007, relating to the financial statements of FiberNet Telecom Group, Inc., appearing in the Annual Report on Form 10-K of FiberNet Telecom Group, Inc. for the year ended December 31, 2006.

/S/    DELOITTE & TOUCHE LLP

July 10, 2007

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